Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jianpu Technology Inc. of our report dated April 27, 2018 relating to the financial statements, which appears in Jianpu Technology Inc.’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
August 6, 2018